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                                  EXHIBIT 21.1
                              LIST OF SUBSIDIARIES

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
NAME                                                           STATE OF FORMATION
----                                                           ------------------
Atlas Plumbing & Mechanical, LLC                                 Delaware
AMPAM Corporate Services, LP                                     Delaware
AMPAM Colorado, Inc.                                             Delaware
AMPAM Dallas, LP                                                 Delaware
AMPAM Holdings, LLC                                              Delaware
AMPAM Management Company, Inc.                                   Delaware
AMPAM Partners, LLC                                              Delaware
AMPAM Services, Inc.                                             Delaware
Christianson Enterprises, LP                                     Delaware
Franklin Fire Sprinkler Company                                  Ohio
J.A. Croson Company                                              Ohio
J.A. Croson Company of Florida                                   Florida
Keith Riggs Plumbing, Inc.                                       Arizona
LDI Mechanical Corporation                                       California
Miller Mechanical Contractors, Inc.                              Georgia
Nelson Mechanical Contractors, Inc.                              Florida
Parks Mechanical Construction Corporation                        Delaware
Power Plumbing, LP                                               Delaware
R.C.R. Plumbing, Inc.                                            California
Sherwood Mechanical, Inc.                                        California
Teepe's River City Mechanical, Inc.                              Ohio
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